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                                                                       Exhibit 6

                            DISTRIBUTION AGREEMENT
                                    BETWEEN
                            ACORN INVESTMENT TRUST
                                      AND
                        WAM BROKERAGE SERVICES, L.L.C.

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made as of this 1st day of January, 1998 by and between ACORN INVESTMENT TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts ("Acorn"), and WAM BROKERAGE SERVICES, L.L.C., a limited liability company organized and existing under the laws of the State of Illinois ("WAM BD").

                                   RECITALS:

     WHEREAS, Acorn is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, WAM BD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and the laws of each state (including the District of Columbia and Puerto Rico) in which it engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers ("NASD") (such registrations and membership are referred to collectively as the "Registrations");

     WHEREAS, Acorn desires WAM BD to act as the distributor in the public offering of its shares of beneficial interest (hereinafter called "Shares") which currently are divided into three series, Acorn Fund, Acorn International and Acorn USA, and including shares of any additional series which may from time to time be offered for sale to the public (hereinafter called, collectively, the "Funds" and, individually, the "Fund");

     WHEREAS, Acorn has entered into an investment advisory agreement with Wanger Asset Management, L.P. ("WAM"), an affiliate of WAM BD, pursuant to which WAM has agreed to pay all expenses incurred in the sale and promotion of shares of Acorn;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Appointment. Acorn appoints WAM BD to act as principal underwriter (as such term is defined in Section 2(a)(29) of the 1940 Act of its Shares.

     2. Delivery of Acorn Documents. Acorn has furnished WAM BD with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish WAM BD from time to time properly certified or authenticated copies of all amendments or supplements thereto:
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          (a)  Agreement and Declaration of Trust;

          (b)  By-Laws;

          (c) Resolutions of its Board of Trustees (hereinafter referred to as the "Board") selecting WAM BD as distributor and approving this form of agreement and authorizing its execution.

     Acorn shall furnish WAM BD promptly with copies of any registration statements filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "1933 Act") or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     Acorn also shall furnish WAM BD such other certificates or documents which WAM BD may from time to time, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.

     3.   Solicitation of Orders for Purchase of Shares.
          ---------------------------------------------

     (a) Subject to the provisions of Paragraphs 5, 6 and 8 hereof, and to such minimum purchase requirements as may from time to time be indicated in Acorn's Prospectus, WAM BD is authorized to solicit, as agent on behalf of Acorn, unconditional orders for purchases of Acorn's Shares authorized for issuance and registered under the 1933 Act, provided that:

          (1) WAM BD shall act solely as a disclosed agent on behalf of and for the account of Acorn;

          (2) Acorn's transfer agent shall receive directly from investors all payments for the purchase of Acorn's Shares and also shall pay directly to shareholders amounts due to them for the redemption or repurchase of all Acorn's Shares, with WAM BD having no rights or duties to accept such payment or to effect such redemptions or repurchases; if a payment for the purchase of Acorn's Shares be delivered to WAM BD, such payment shall not be negotiated by WAM BD but shall be delivered as soon as reasonably practicable to Acorn's transfer agent;

          (3) WAM BD shall confirm all orders received for purchase of Acorn's Shares which confirmation shall clearly state (i) that WAM BD is acting as agent of Acorn in the transaction, (ii) that all certificates for redemption, remittances and registration instructions should be sent directly to Acorn and (iii) Acorn's mailing address;

          (4) WAM BD shall have no liability for payment for purchases of Acorn's Shares it sells as agent; and

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          (5)  Each order to purchase Shares of Acorn received by WAM BD shall be subject to acceptance by an officer of Acorn in Chicago and entry of the order on Acorn's records or shareholder accounts and is not binding until so accepted and entered.

     The purchase price to the public of Acorn's Shares shall be the public offering price as defined in Paragraph 7 hereof.

     (b) In consideration of the rights granted to WAM BD under this Agreement, WAM BD will use its best efforts (but only in states in which WAM BD may lawfully do so) to solicit from investors unconditional orders to purchase Shares of Acorn. Acorn shall make available to WAM BD, at WAM BD's cost, such number of copies of Acorn's currently effective Prospectus and Statement of Additional Information and copies of all information, financial statements and other papers which WAM BD may reasonably request for use in connection with the distribution of Shares.

     4. Selling Agreements. WAM BD is authorized, as agent on behalf of Acorn, to enter into agreements with other broker-dealers providing for the solicitation of unconditional orders for purchases of Acorn's Shares authorized for issuance and registered under the 1933 Act. All such agreements shall be either in the form of agreement attached hereto or in such other form as may be approved by the officers of Acorn ("Selling Agreement"). All solicitations made by other broker-dealers pursuant to a Selling Agreement shall be subject to the same terms as are applied by this Agreement to solicitations made by WAM BD.

     5. Solicitation of Orders to Purchase Shares by Acorn. The rights granted to WAM BD shall be non-exclusive in that Acorn reserves the right to solicit purchases from, and sell its Shares to, investors. Further, Acorn reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with Acorn, or Acorn's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to WAM BD to solicit purchases of Shares will not apply to Shares that may be offered by Acorn to shareholders by virtue of their being shareholders of Acorn.

     6. Shares Covered by this Agreement. This Agreement relates to the solicitation of orders to purchase Shares that are duly authorized and registered and available for sale by Acorn, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, Acorn authorizes WAM BD to sell them. If Acorn establishes one or more series in addition to Acorn Fund, Acorn International and Acorn USA and wishes to appoint WAM BD as principal underwriter of the shares of beneficial interest of such series, Acorn shall so notify WAM BD in writing, and if WAM BD agrees in writing to provide such services and WAM acknowledges that agreement by WAM BD, the shares of beneficial interest of such series shall become Shares under the Agreement.

     7. Public Offering Price. All solicitations by WAM BD pursuant to this Agreement shall be for orders to purchase Shares of Acorn at the public offering price. The public offering

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price for each accepted subscription for Acorn's Shares will be the net asset value per share of the particular Fund subscribed for next determined by Acorn after such subscription is accepted by Acorn or by a person authorized by Acorn to accept such subscriptions. The net asset value per share shall be determined in the manner provided in Acorn's Agreement and Declaration of Trust as now in effect or as they may be amended, and as reflected in Acorn's then current Prospectus and Statement of Additional Information.

     8. Suspension of Sales. If and whenever the determination of a Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares of such Fund shall be accepted by Acorn except such unconditional orders placed with Acorn and accepted by it before the suspension. In addition, Acorn reserves the right to suspend sales of Shares if, in the judgment of the Board of Acorn, it is in the best interest of Acorn to do so, such suspension to continue for such period as may be determined by Acorn's Board; and in that event, (i) at the direction of Acorn, WAM BD shall suspend its solicitation of orders to purchase Shares of Acorn until otherwise instructed by Acorn and (ii) no orders to purchase Shares shall be accepted by Acorn while such suspension remains in effect unless otherwise directed by its Board.

     9. Authorized Representations. Acorn is not authorized by WAM BD to give on behalf of WAM BD any information or to make any representations other than the information and representations contained in Acorn's registration statement filed with the SEC under the 1933 Act and/or the 1940 Act as it may be amended from time to time.

     WAM BD is not authorized by Acorn to give on behalf of Acorn or any Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in Acorn's registration statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement or Acorn's prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of Acorn or approved by Acorn for WAM BD's use. No person other than WAM BD is authorized to act as principal underwriter (as such term is defined in the 1940 Act, as amended) for Acorn.

     10. Registration of Additional Shares. Acorn hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under the 1940 Act, as amended. Acorn will, in cooperation with WAM BD, take such action as may be necessary from time to time to permit such Shares (so registered or otherwise qualified for sale under the 1933 Act) to be sold in any state mutually agreeable to WAM BD and Acorn, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent Acorn from taking action, without approval of WAM BD, to permit its Shares to be sold in any state it deems appropriate.

     11. Conformity With Law. WAM BD agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and the rules and regulations of the NASD. WAM BD will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify Acorn and WAM, in the event of the suspension or termination of any of the Registrations.


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     12.  Independent Contractor.  WAM BD shall be an independent contractor and neither WAM BD, nor any of its members, managers, officers, directors, employees or representatives is or shall be an employee of Acorn in the performance of WAM BD's duties hereunder. WAM BD shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay all employee taxes thereunder.

     13. Indemnification. WAM BD agrees to indemnify and hold harmless Acorn and each of the members of its Board and its officers, employees and representatives and each person, if any, who controls Acorn within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Acorn or such of the members of its Board and of its officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition or sale of any Shares of Acorn by any person which (i) may be based upon any wrongful act by WAM BD or any of WAM BD's members, managers, directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares of Acorn filed or made public by Acorn or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to Acorn by WAM BD in writing. In no case (i) is WAM BD's indemnity in favor of Acorn, or any person indemnified, to be deemed to protect Acorn or such indemnified person against any liability to which Acorn or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is WAM BD to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Acorn or any person indemnified unless Acorn or such person, as the case may be, shall have notified WAM BD in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon Acorn or upon such person (or after Acorn or such person shall have received notice of such service on any designated agent). However, failure to notify WAM BD of any such claim shall not relieve WAM BD from any liability which WAM BD may have to Acorn or any person against whom such action is brought otherwise than on account of WAM BD's indemnity agreement contained in this Paragraph.

     WAM BD shall be entitled to participate, at its own expense, in the defense, or, if WAM BD so elects, to assume the defense of any suit brought to enforce any such claim but, if WAM BD elects to assume that defense, such defense shall be conducted by legal counsel chosen by WAM BD and satisfactory to the persons indemnified who are defendants in the suit. In the event that WAM BD elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If WAM BD does not elect to assume the defense of


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any such suit, WAM BD will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     Acorn agrees to indemnify and hold harmless WAM BD and each of its members, managers, directors, officers, employees, and representatives and each person, if any, who controls WAM BD within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which WAM BD or such of its members, managers, directors, officers, employees, representatives or controlling person or persons may otherwise become subject under the 1933 Act, under any other statute, at common law, or otherwise arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by Acorn or any of the members of Acorn's Board, or Acorn's officers, employees or representatives other than WAM BD, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares filed or made public by Acorn or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by WAM BD to Acorn. In no case (i) is Acorn's indemnity in favor of WAM BD or any person indemnified to be deemed to protect WAM BD or such indemnified person against any liability to which WAM BD or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is Acorn to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against WAM BD or any person indemnified unless WAM BD, or such person, as the case may be, shall have notified Acorn in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon WAM BD or upon such person (or after WAM BD or such person shall have received notice of such service on any designated agent). However, failure to notify Acorn of any such claim shall not relieve Acorn from any liability which Acorn may have to WAM BD or any person against whom such action is brought otherwise than on account of Acorn's indemnity agreement contained in this Paragraph.

     Acorn shall be entitled to participate, at its own expense, in the defense or, if Acorn so elects, to assume the defense of any suit brought to enforce such claim but, if Acorn elects to assume the defense, such defense shall be conducted by legal counsel chosen by Acorn and satisfactory to the persons indemnified who are defendants in the suit. In the event that Acorn elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If Acorn does not elect to assume the defense of any such suit, Acorn will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.


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

     14. Duration and Termination of this Agreement. This Agreement shall become effective upon its execution ("Effective Date") and unless terminated as provided herein, shall remain in effect through December 31, 1999, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a vote of majority of the members of the Board of Acorn who are not interested persons of WAM BD or Acorn, voting in person at a meeting called for the purpose of voting on such approval, and (b) the vote of either the Board of Acorn or a majority of the outstanding Shares of Acorn. This Agreement may be terminated at any time, without the payment or any penalty (a) on 60 days' written notice, by the Board of Acorn or by or by a vote of a majority of the outstanding Shares of Acorn, or by WAM BD, or (b) immediately, on written notice by the Board of Acorn, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 14, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding shares") shall be applied.

     15. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge or termination is sought. If Acorn should at any time deem it necessary or advisable in the best interests of Acorn that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or federal tax laws and notifies WAM BD of the form of such amendment and the reasons therefore, and if WAM BD should decline to assent to such amendment, Acorn may terminate this Agreement forthwith. If WAM BD should at any time request that a change be made in Acorn's Agreement and Declaration of Trust, By-Laws or its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which WAM BD is or may be a member, relating to the sale of Shares, and Acorn should not make such necessary changes within a reasonable time, WAM BD may terminate this Agreement forthwith.

     16. Liability. It is understood and expressly stipulated that neither the shareholders of Acorn nor the members of the Board of Acorn shall be personally liable hereunder. The obligations of Acorn are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of Acorn nor of the shareholders, officers, employees or agents of Acorn, but only Acorn's property shall be bound.

     17. Miscellaneous. The captions in this Agreement are included for convenience or reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such


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other party at the address provided below or to the last address furnished by each such other party to the party giving notice.


               If to Acorn:               227 West Monroe Street
                                          Suite 3000
                                          Chicago, Illinois 60606
                                          Attn:  Bruce H. Lauer

               If to WAM BD:              227 West Monroe Street
                                          Suite 3000
                                          Chicago, Illinois 60606
                                          Attn:  Merrillyn J. Kosier

               If to WAM:                 227 West Monroe Street
                                          Suite 3000
                                          Chicago, Illinois  60606
                                          Attn:  Bruce H. Lauer

                                       WAM BROKERAGE SERVICES, L.L.C.


                                       By: /s/ Merrillyn J. Kosier
                                           ------------------------------------
                                           Merrillyn J. Kosier, Vice President

                                       ACORN INVESTMENT TRUST


                                       By: /s/ Merrillyn J. Kosier
                                           ------------------------------------
                                           Merrillyn J. Kosier, Senior Vice
                                           President and Secretary


ACKNOWLEDGED:

WANGER ASSET MANAGEMENT, L.P.


By: /s/ Robert A. Mohn
    --------------------------
    Robert A. Mohn, Principal


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